Exhibit 99.2
420 Lexington Avenue New York, NY 10170 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com

BRIXMOR PROPERTY GROUP ANNOUNCES EXPIRATION OF TENDER OFFERS AND CONSENT SOLICITATIONS FOR CERTAIN OF OUTSTANDING DEBT SECURITIES BY BRIXMOR LLC

NEW YORK, OCTOBER 17, 2014 - Brixmor Property Group Inc. (NYSE: BRX) today announced the expiration of the previously announced tender offers (the “Offers”) by Brixmor LLC (the “Company”), an indirect subsidiary of Brixmor Property Group Inc., to purchase for cash any and all of the Company’s outstanding notes (the “Notes”) listed in the table below on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated September 18, 2014 (the “Offer to Purchase”), and in the related Letter of Transmittal and Consent (the “Letter of Transmittal”). In conjunction with the Offers, the Company solicited (the “Consent Solicitations”) consents with respect to proposed amendments to the indentures pursuant to which the Notes were issued and to the Notes themselves. As previously announced, the requisite consents to approve the proposed amendments were obtained and the Company and the Trustee have executed and delivered supplemental indentures containing the proposed amendments, which amendments will become operative upon the payment for Notes purchased pursuant to the Offers.

The following principal amounts of Notes were tendered pursuant to the Offers as of 11:59 p.m., New York City time, on October 16, 2014, the expiration time for the Offers and Consent Solicitations:

CUSIP Nos.	Description of Notes	Maturity Date	Principal Amount Outstanding Prior to Offers	Principal Amount Tendered and Accepted Pursuant to Offers
1995 Indenture Notes
64806QAA2	7.97% Notes due 2026	August 14, 2026	$2,862,000	$2,168,000
64806QAD6	7.65% Notes due 2026	November 2, 2026	$9,638,000	$3,538,000
64806QAG9	7.68% Notes due 2026	November 2, 2026	$5,135,000	$4,387,000
64806QAK0	6.90% Notes due 2028	February 15, 2028	$10,644,000	$8,422,000
64806QAL8	6.90% Notes due 2028	February 15, 2028	$18,673,000	$13,187,000
1999 Indenture Notes
64805EAB8	7.50% Notes due 2029	July 30, 2029	$21,705,000	$18,502,000

The Company has accepted for purchase all of the tendered Notes and expects to pay for such Notes later today.

Wells Fargo Securities, LLC has acted as the Dealer Manager for the Offers and Solicitation Agent for the Consent Solicitations. The Depositary and Information Agent for the Offers and Consent Solicitations has been Global Bondholder Services Corporation. Questions regarding the Offers and Consent Solicitations should be directed to Wells Fargo Securities, LLC at (866) 309-6316 (toll-free) or (704) 410-4760 (collect).

420 Lexington Avenue New York, NY 10170 800.468.7526

This news release is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell the Notes. The Offers and the Consent Solicitations have been made only pursuant to the Offer to Purchase and Letter of Transmittal.

Safe Harbor Language
This news release, the Offer to Purchase and the documents incorporated by reference therein contain forward-looking statements, which reflect the Company’s current views with respect to, among other things, the Offers and the Consent Solicitations. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The forward-looking statements speak only as of the date of the applicable document, and the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

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